Exhibit 99.1

Bruker Corporation Reports Financial Results for the Second Quarter and First Half Year of 2011

BILLERICA, Mass., August 3, 2011 (BUSINESS WIRE)  —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the three and six months ended June 30, 2011.

Second Quarter 2011 Highlights:

•                  Revenue increased by 33% year-over-year (y-o-y) to $401.2 million, or by 21% y-o-y excluding the effects of foreign currency translation

•                  GAAP operating income was $38.7 million, and adjusted operating income increased by 23% y-o-y to $52.2 million

•                  GAAP EPS was $0.13, and adjusted EPS grew 25% y-o-y to $0.20

•                  Opened new Centers of Excellence in Singapore and Shanghai

•                  Moved GC-MS factory within California, and moved ICP-MS factory from Australia to new Bruker CAM division factory in Fremont, California

•                  Acquired liquid chromatography and ion source technology company Michrom

•                  Launched compelling new NMR, preclinical MRI, AFM, mass spectrometry, microbiology, crystallography and hyperspectral FTIR imaging products

First Half Year 2011 Financial Highlights:

•                  Revenue increased by 31% y-o-y to $758.2 million, or by 24% excluding the effects of foreign currency translation

•                  GAAP operating income was $64.4 million, and adjusted operating income increased by 25% y-o-y to $89.8 million

•                  GAAP EPS was $0.20, and adjusted EPS grew 26% y-o-y to $0.34

•                  Ended first half of 2011 with all-time record backlog

Adjusted operating income and margin and adjusted EPS are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Financial Results

In the second quarter of 2011, revenue was $401.2 million, an increase of 33% compared to revenue of $300.9 million in the second quarter of 2010.  Currency-adjusted revenue growth year-over-year was 21%, with 8% organic growth.  GAAP operating income in the second quarter of 2011 was $38.7 million, compared to $37.9 million in the second quarter of 2010.  GAAP net income for the second quarter of 2011 was $22.1 million, or $0.13 per diluted share, compared to GAAP net income of $22.6 million, or $0.14 per diluted share, in the second quarter of 2010.

Adjusted operating income in the second quarter of 2011 was $52.2 million, compared to

$42.4 million in the second quarter of 2010.  Adjusted net income for the second quarter of 2011 was $33.9 million, or $0.20 per diluted share, compared to adjusted net income of $26.5 million, or $0.16 per diluted share, in the second quarter of 2010.

For the six months ended June 30, 2011, revenue was $758.2 million, an increase of 31% compared to revenue of $578.6 million in the first half of 2010.  Currency-adjusted revenue growth year-over-year was 24%, with 6% organic growth.  GAAP operating income for the first six months of 2011 was $64.4 million, compared to $64.8 million during the first six months of 2010.  GAAP net income for the first six months of 2011 was $33.4 million, or $0.20 per diluted share, compared to GAAP net income of $38.7 million, or $0.23 per diluted share, for the first six months of 2010.

Adjusted operating income for the first six months of 2011 was $89.8 million, or 11.8% of revenue, compared to $71.9 million, or 12.4% of revenue for the first six months of 2010.  Adjusted net income for the first six months of 2011 was $56.5 million, or $0.34 per diluted share, compared to adjusted net income of $44.7 million, or $0.27 per diluted share, for the first six months of 2010.

Comment and Outlook

Frank Laukien, President and CEO, commented: “We continue to see strong demand, particularly from our industrial, clinical, homeland security and applied markets, and our major product introductions in the last eighteen months have given us very good growth and gross margin momentum.  As a result, in the first half of 2011 our revenue increased by 31%, and our bookings increased by more than 50% year-over-year.  Moreover, we are pleased that during the first half of 2011 our adjusted gross margins improved by 230 basis points, and our adjusted operating income and adjusted EPS grew 25% year-over-year.  Our strong revenue, bookings, backlog and gross margin growth shows that our fundamental strategy with a focus on innovation, fast organic growth and disciplined acquisitions has excellent momentum.”

He continued: “However, with our faster than expected bookings growth, we also saw faster expense growth in the first half of 2011, and we are not satisfied with our adjusted operating margin trends year-to-date.  Accordingly, in the second quarter we began to implement various expense control measures which are expected to have a positive effect on our second half 2011 operating margins.  With current foreign exchange rates and our strong bookings and record backlog, we now expect to exceed the high end of our 2011 revenue goal of $1.57 billion by $30-$50 million.  Moreover, we expect sequentially stronger adjusted operating margin performance in the second half of 2011, and we are committed to achieving our BSI segment adjusted EPS goal of $0.90 to $0.93 for the full year.”

Bruker Scientific Instruments (BSI) Segment

In the second quarter of 2011, BSI revenue was $377.9 million, an increase of 33% compared to revenue of $284.9 in the second quarter of 2010.  Adjusted operating margin for the BSI segment in the second quarter of 2011 was 13.7%, compared to 15.7% in the second quarter of 2010.  Adjusted EPS for the BSI segment in the second quarter of 2011 was $0.20, compared to $0.17 in the second quarter of 2010.

For the six months ended June 30, 2011, BSI revenue was $713.7 million, an increase of 31% compared to revenue of $545.2 million in the first half of 2010.  Adjusted operating margin for the BSI segment for the first six months of 2011 was 12.8%, compared to 13.7% for the first six months of 2010.  Adjusted EPS for the BSI Segment for the first six months of 2011 was $0.36 per diluted share, compared to $0.29 per diluted share for the first six months of 2010.

Bruker Energy & Supercon Technologies (BEST) Segment

In the second quarter of 2011, BEST revenue was $28.1 million, an increase of 55% compared to revenue of $18.1 million for the second quarter of 2010.  Adjusted loss per diluted share for the BEST segment in the second quarter of 2011 was ($0.00), compared to $(0.01) in the second quarter of 2010.

For the six months ended June 30, 2011, revenue for BEST was $52.1 million, an increase of 34% compared to revenue of $38.8 million in the first half of 2010.  Adjusted loss per diluted share for the BEST segment for the first six months of 2011 was ($0.01), compared to ($0.02) for the first six months of 2010.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, adjusted operating margin and adjusted net income, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 10 years.  We also exclude charges for non-cash stock-based compensation.  Exclusion of these non-cash expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

We exclude certain charges to the income statement associated with legal compliance examinations, manufacturing engineering modifications and significant tax audits or events which cannot be expected to occur with regularity or predictability and that we believe are not indicative of typical gains and losses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Wednesday, August 3, 2011.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 10326148.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT

Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2010, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2011	2010	2011	2010

Revenues	$401.2	$300.9	$758.2	$578.6
Cost of revenues	217.6	165.6	412.8	317.2

Gross profit	183.6	135.3	345.4	261.4

Operating Expenses:
Selling, general and administrative	97.5	64.0	186.2	129.7
Research and development	44.3	31.2	89.0	64.0
Amortization of acquisition-related intangible assets	0.7	0.3	1.3	0.5
Other charges, net	2.4	1.9	4.5	2.4
Total operating expenses	144.9	97.4	281.0	196.6

Operating income	38.7	37.9	64.4	64.8

Interest and other income (expense), net	(5.7)	(4.2)	(10.7)	(4.5)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	33.0	33.7	53.7	60.3
Income tax provision	10.4	10.8	19.4	21.4

Consolidated net income	22.6	22.9	34.3	38.9
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	0.5	0.3	0.9	0.2
Net income attributable to Bruker Corporation	$22.1	$22.6	$33.4	$38.7

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.13	$0.14	$0.20	$0.24
Diluted	$0.13	$0.14	$0.20	$0.23

Weighted average common shares outstanding:
Basic	165.4	164.3	165.3	164.2
Diluted	167.3	165.8	167.0	165.7

Reconciliation of adjusted operating income, net income and earnings per share for the three and six months ended June 30, 2011 and 2010 (unaudited) (a) (b)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2011	2010	2011	2010
Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$38.7	$37.9	$64.4	$64.8
Cost of revenues charges/(credits) (c)	5.0	0.2	9.1	0.2
Stock-based compensation expense (d)	1.9	1.7	3.7	3.3
Amortization of acquisition-related intangible assets (d)	4.2	0.7	8.1	1.2
Other charges (e)	2.4	1.9	4.5	2.4
Adjusted operating income	$52.2	$42.4	$89.8	$71.9
Adjusted operating margins	13.0%	14.1%	11.8%	12.4%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$22.1	$22.6	$33.4	$38.7
Cost of revenues charges/(credits) (c)	3.6	0.2	7.7	0.2
Stock-based compensation expense (d)	1.7	1.5	3.2	2.8
Amortization of acquisition-related intangible assets (d)	4.1	0.6	7.6	1.0
Other charges (e)	2.4	1.6	4.6	2.0
Adjusted net income	$33.9	$26.5	$56.5	$44.7

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.13	$0.14	$0.20	$0.23
Cost of revenues charges/(credits) (c)	0.02	—	0.05	—
Stock-based compensation expense (d)	0.01	0.01	0.02	0.02
Amortization of acquisition-related intangible assets (d)	0.02	—	0.04	0.01
Other charges (e)	0.02	0.01	0.03	0.01
Adjusted earnings per share	$0.20	$0.16	$0.34	$0.27

(a)          “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP)

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets and stock-based compensation (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items

(c)          Reported results in 2011 include charges for the sale of inventories revalued at the date of acquisition as well as a charge to cost of goods sold of $4.9 million attributable to a manufacturing engineering modification associated with certain specialty magnets.

(d)         Reported results in 2011 and 2010 include non-cash charges for the amortization of acquisition-related intangible assets and stock-based compensation

(e)          Reported results for the three months ended June 30, 2011 include $1.2 million of costs incurred in connection with acquired businesses and $1.2 million of fees associated with legal compliance examinations. In the six months ended June 30, 2011, reported results include $3.3 million of costs incurred in connection with the acquired businesses and $1.2 million of fees associated with legal compliance examinations. Reported results for the three months ended June 30, 2010 include $1.0 million of charges associated with the divestiture of a manufacturing facility and $0.9 million of costs incurred in connection with acquisitions. In the six months ended June 30, 2010, reported results include $1.4 million of costs incurred in connection with acquisitions and $1.0 million of charges associated with the divestiture of a manufacturing facility.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded.

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and six months ended June 30, 2011 and 2010 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Three Months Ended June 30, 2011:

Revenue	$377.9	$28.1	$(4.8)	$401.2

Gross profit - GAAP	$178.3	$5.3	$—	$183.6
Cost of revenues charges (c)	5.0	—	—	5.0
Stock-based compensation expense (d)	0.3	—	—	0.3
Amortization of acquisition-related intangible assets (d)	3.4	0.1	—	3.5
Gross profit - adjusted	$187.0	$5.4	$—	$192.4
Gross profit margin - adjusted	49.5%	19.2%		48.0%

Operating income (loss) - GAAP	$38.3	$0.4	$—	$38.7
Cost of revenues charges (c)	5.0	—	—	5.0
Stock-based compensation expense (d)	1.8	0.1	—	1.9
Amortization of acquisition-related intangible assets (d)	4.1	0.1	—	4.2
Other charges (e)	2.4	—	—	2.4
Operating income (loss) - adjusted	$51.6	$0.6	$—	$52.2
Operating margin - adjusted	13.7%	2.1%		13.0%

Net income (loss) attributable to Bruker Corporation - GAAP	$22.4	$(0.6)	$0.3	$22.1
Cost of revenues charges (c)	3.6	—	—	3.6
Stock-based compensation expense (d)	1.6	0.1	—	1.7
Amortization of acquisition-related intangible assets (d)	4.0	0.1	—	4.1
Other charges (e)	2.4	—	—	2.4
Net income (loss) attributable to Bruker Corporation - adjusted	$34.0	$(0.4)	$0.3	$33.9

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.13	$—	$—	$0.13
Cost of revenues charges (c)	0.02	—	—	0.02
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.02	—	—	0.02
Other charges (e)	0.02	—	—	0.02
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.20	$—	$—	$0.20

Weighted average shares outstanding:	167.3	165.4	167.3	167.3

Three Months Ended June 30, 2010:

Revenue	$284.9	$18.1	$(2.1)	$300.9

Gross profit - GAAP	$133.1	$3.0	$(0.8)	$135.3
Cost of revenues charges (c)	0.2	—	—	0.2
Stock-based compensation expense (d)	0.2	—	—	0.2
Amortization of acquisition-related intangible assets (d)	0.3	0.1	—	0.4
Gross profit - adjusted	$133.8	$3.1	$(0.8)	$136.1
Gross profit margin - adjusted	47.0%	17.1%		45.2%

Operating income (loss) - GAAP	$40.4	$(1.7)	$(0.8)	$37.9
Cost of revenues charges (c)	0.2	—	—	0.2
Stock-based compensation expense (d)	1.6	0.1	—	1.7
Amortization of acquisition-related intangible assets (d)	0.6	0.1	—	0.7
Other charges, net (e)	1.9	—	—	1.9
Operating income (loss) - adjusted	$44.7	$(1.5)	$(0.8)	$42.4
Operating margin - adjusted	15.7%	(8.3)%		14.1%

Net income (loss) attributable to Bruker Corporation - GAAP	$25.1	$(2.0)	$(0.5)	$22.6
Cost of revenues charges (c)	0.2	—	—	0.2
Stock-based compensation expense (d)	1.4	0.1	—	1.5
Amortization of acquisition-related intangible assets (d)	0.5	0.1	—	0.6
Other charges, net (e)	1.6	—	—	1.6
Net income (loss) attributable to Bruker Corporation - adjusted	$28.8	$(1.8)	$(0.5)	$26.5

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.15	$(0.01)	$—	$0.14
Cost of revenues charges (c)	—	—	—	—
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	—	—	—	—
Other charges, net (e)	0.01	—	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.17	$(0.01)	$—	$0.16

Weighted average shares outstanding:	165.8	164.3	164.3	165.8

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation

Six Months Ended June 30, 2011:

Revenue	$713.7	$52.1	$(7.6)	$758.2

Gross profit - GAAP	$336.6	$10.1	$(1.3)	$345.4
Cost of revenues charges (c)	9.1	—	—	9.1
Stock-based compensation expense (d)	0.6	—	—	0.6
Amortization of acquisition-related intangible assets (d)	6.6	0.2	—	6.8
Gross profit - adjusted	$352.9	$10.3	$(1.3)	$361.9
Gross profit margin - adjusted	49.4%	19.8%		47.7%

Operating income (loss) - GAAP	$66.0	$(0.3)	$(1.3)	$64.4
Cost of revenues charges (c)	9.1	—	—	9.1
Stock-based compensation expense (d)	3.5	0.2	—	3.7
Amortization of acquisition-related intangible assets (d)	7.9	0.2	—	8.1
Other charges (e)	4.5	—	—	4.5
Operating income (loss) - adjusted	$91.0	$0.1	$(1.3)	$89.8
Operating margin - adjusted	12.8%	0.2%		11.8%

Net income (loss) attributable to Bruker Corporation - GAAP	$36.5	$(2.4)	$(0.7)	$33.4
Cost of revenues charges (c)	7.7	—	—	7.7
Stock-based compensation expense (d)	3.0	0.2	—	3.2
Amortization of acquisition-related intangible assets (d)	7.4	0.2	—	7.6
Other charges (e)	4.6	—	—	4.6
Net income (loss) attributable to Bruker Corporation - adjusted	$59.2	$(2.0)	$(0.7)	$56.5

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.22	$(0.01)	$(0.01)	$0.20
Cost of revenues charges (c)	0.05	—	—	0.05
Stock-based compensation expense (d)	0.02	—	—	0.02
Amortization of acquisition-related intangible assets (d)	0.04	—	—	0.04
Other charges (e)	0.03	—	—	0.03
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.36	$(0.01)	$(0.01)	$0.34

Weighted average shares outstanding:	167.0	165.3	165.3	167.0

Six Months Ended June 30, 2010:

Revenue	$545.2	$38.8	$(5.4)	$578.6

Gross profit - GAAP	$255.5	$7.0	$(1.1)	$261.4
Cost of revenues charges (c)	0.2	—	—	0.2
Stock-based compensation expense (d)	0.4	—	—	0.4
Amortization of acquisition-related intangible assets (d)	0.4	0.2	—	0.6
Gross profit - adjusted	$256.5	$7.2	$(1.1)	$262.6
Gross profit margin - adjusted	47.0%	18.6%		45.4%

Operating income (loss) - GAAP	$68.1	$(2.2)	$(1.1)	$64.8
Cost of revenues charges (c)	0.2	—	—	0.2
Stock-based compensation expense (d)	3.1	0.2	—	3.3
Amortization of acquisition-related intangible assets (d)	1.0	0.2	—	1.2
Other charges, net (e)	2.4	—	—	2.4
Operating income (loss) - adjusted	$74.8	$(1.8)	$(1.1)	$71.9
Operating margin - adjusted	13.7%	(4.6)%		12.4%

Net income (loss) attributable to Bruker Corporation - GAAP	$42.3	$(2.8)	$(0.8)	$38.7
Cost of revenues charges (c)	0.2	—	—	0.2
Stock-based compensation expense (d)	2.6	0.2	—	2.8
Amortization of acquisition-related intangible assets (d)	0.9	0.1	—	1.0
Other charges, net (e)	2.0	—	—	2.0
Net income (loss) attributable to Bruker Corporation - adjusted	$48.0	$(2.5)	$(0.8)	$44.7

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.25	$(0.02)	$—	$0.23
Cost of revenues charges (c)	—	—	—	—
Stock-based compensation expense (d)	0.02	—	—	0.02
Amortization of acquisition-related intangible assets (d)	0.01	—	—	0.01
Other charges, net (e)	0.01	—	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.29	$(0.02)	$—	$0.27

Weighted average shares outstanding:	165.7	164.2	164.2	165.7

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2011	2010

ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$173.1	$233.3
Accounts receivable, net	273.7	232.9
Inventories	618.7	511.0
Other current assets	101.6	73.9
Total current assets	1,167.1	1,051.1

Property, plant and equipment, net	265.9	233.7
Intangible and other long-term assets	266.9	265.0

Total assets	$1,699.9	$1,549.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$227.6	$214.4
Accounts payable	82.0	64.0
Customer advances	259.3	242.2
Other current liabilities	332.8	310.9
Total current liabilities	901.7	831.5

Long-term debt	60.2	86.6
Other long-term liabilities	107.2	104.3

Total shareholders’ equity	630.8	527.4

Total liabilities and shareholders’ equity	$1,699.9	$1,549.8

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com